EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use of my April 14, 2014 Report of Independent Registered Public Accounting Firm, relating to the financial statements of Puissant Industries, Inc. for the years ended December 31, 2013 and 2012, which are incorporated in this Form 10K filed April 14, 2014.

I also consent to the reference to this firm under the caption “Experts” in the Form 10K.

/S/ Terry L. Johnson, CPA
Terry L. Johnson, CPA
Casselberry, Florida

April 14, 2014